Exhibit 99.1

CONTACTS:
Tapestry, Inc.
Media:
Andrea Shaw Resnick
Chief Communications Officer
212/629-2618
aresnick@tapestry.com
Analysts and Investors:
Christina Colone
Global Head of Investor Relations
212/946-7252
ccolone@tapestry.com

TAPESTRY, INC. ANNOUNCES TERMINATION OF MERGER AGREEMENT WITH CAPRI HOLDINGS LIMITED

•	Reaffirms Commitment to Driving Accelerated Organic Growth and Shareholder Value

•	Announces Additional $2 Billion Share Repurchase Authorization, Including a Planned Accelerated Share Repurchase Program

•	Executes Plans to Redeem Acquisition-Related Debt

New York, November 14, 2024 – Tapestry, Inc. (NYSE: TPR), a house of iconic accessories and lifestyle brands consisting of Coach, Kate Spade, and Stuart Weitzman, today announced that it reached an agreement with Capri Holdings Limited (NYSE: CPRI) to terminate the merger agreement between the parties.

Capri and Tapestry mutually agreed that terminating the merger agreement at this time is in the best interest of both companies, as the outcome of the legal process is uncertain and unlikely to be resolved by the February 10, 2025 outside date.

Joanne Crevoiserat, Chief Executive Officer of Tapestry, Inc., said, “We have always had multiple paths to growth and our decision today clarifies the forward strategy. Building on our successful first quarter, we will move with speed and boldness to accelerate growth for our organic business. Tapestry remains in a position of strength, with distinctive brands, an agile platform, passionate teams, and robust cash flow. We have significant runway ahead and are pleased to announce today an additional shareholder return program, as we believe there is no better investment at this time than our own stock.”

10 HUDSON YARDS, NEW YORK, NY 10001 TELEPHONE 212 594 1850  FAX 212 594 1682  WWW.TAPESTRY.COM

Tapestry, Inc.’s Chief Financial Officer and Chief Operating Officer, Scott Roe, said, “Tapestry’s steadfast commitment to deliver meaningful shareholder value is unchanged. Our strong and consistent cash flow underpins our foundational commitments to invest in our brands and business as well as fund our dividend program.  Further, today’s additional $2 billion share repurchase authorization highlights the strength and flexibility of our balance sheet to unlock incremental value, while maintaining our firm commitment to a solid investment grade rating.  We are confident in our compelling long-term organic growth agenda and the opportunity to deliver enhanced value to all stakeholders for years to come.”

Return of Capital to Shareholders
Given Tapestry’s strong operational results, robust balance sheet, significant free cash flow generation, and outlook for growth, the Company is well-positioned to return meaningful capital to shareholders:

•
Share Repurchase Program: The Company’s Board of Directors has approved an additional $2 billion share repurchase program, which Tapestry expects to implement at least in part through an Accelerated Share Repurchase program (‘ASR’).  The Company intends to fund the repurchases through a combination of cash on hand and future issuance of debt.  Together with the existing $800 million outstanding on the Company’s prior authorization, there will be a total of $2.8 billion available for share repurchases over this fiscal year and beyond.

•
Dividend: In Fiscal 2025, as previously announced, Tapestry expects to maintain its annual dividend rate of $1.40 per common share. Tapestry is committed to increasing its dividend at least in-line with earnings growth over time to achieve the stated target payout ratio of 35% to 40%.

These actions are consistent with Tapestry’s stated capital allocation priorities: (i.) reinvesting in its brands and business; (ii.) capital return via the dividend; (iii.) maintaining an investment grade rating; (iv.) utilizing excess cash flow for share repurchases; and (v.) strategic portfolio management for long-term value creation.

Further, Tapestry does not expect any acquisitions in the near-term, and before moving forward with any acquisitions, the Company will ensure Coach remains strong and Kate Spade has returned to sustainable topline growth.

Balance Sheet Update
Based upon the termination of the merger agreement, the Company will redeem the senior notes associated with the planned acquisition totaling $6.1 billion in accordance with the Special Mandatory Redemption feature, for a price equal to 101% of their principal amount and accrued interest. There is no break fee associated with the transaction. Tapestry has agreed to reimburse Capri’s expenses incurred in connection with the transaction of approximately $45 million.

In addition, as noted, the Company intends to fund its share repurchase program, in part, through the future issuance of debt. The Company is maintaining its long-term leverage target of below 2.5x gross debt to adjusted EBITDA and remains firmly committed to its solid investment grade rating.

Financial Outlook
The Company is reaffirming its Fiscal 2025 outlook as issued on November 7, 2024.  As previously noted, this guidance is provided on a non-GAAP basis and does not include the net benefit to earnings per diluted share related to the share repurchase program or expected changes to net interest expense.  The Company will update its outlook at its next earnings announcement scheduled for February 6, 2025.

About Tapestry, Inc.
Our global house of brands unites the magic of Coach, kate spade new york and Stuart Weitzman. Each of our brands are unique and independent, while sharing a commitment to innovation and authenticity defined by distinctive products and differentiated customer experiences across channels and geographies. We use our collective strengths to move our customers and empower our communities, to make the fashion industry more sustainable, and to build a company that’s equitable, inclusive, and diverse. Individually, our brands are iconic. Together, we can stretch what’s possible. To learn more about Tapestry, please visit www.tapestry.com. For important news and information regarding Tapestry, visit the Investor Relations section of our website at www.tapestry.com/investors. In addition, investors should continue to review our news releases and filings with the SEC. We use each of these channels of distribution as primary channels for publishing key information to our investors, some of which may contain material and previously non-public information. The Company’s common stock is traded on the New York Stock Exchange under the symbol TPR.

This press release may contain forward-looking statements based on management’s current expectations. Forward-looking statements include, but are not limited to, statements regarding the Company’s capital deployment plans, including anticipated share repurchase plans, and statements that can be identified by the use of forward-looking terminology such as “may,” “can,” “if,” “continue,” “assume,” “should,” “expect,” “confidence,” “goals,” “trends,” “anticipate,” “intend,” “estimate,” “on track,” “future,” “plan,” “deliver,” “potential,” “position,” “believe,” “will,” “target,”  “guidance,” “forecast,” “outlook,” “commit,” “leverage,” “generate,” “enhance,”  “innovation,” “drive,” “effort,” “progress,” “confident,”  “uncertain,” “achieve,” “strategic,”  “growth,” “proposed acquisition,” “we can stretch what’s possible,” similar expressions, and variations or negatives of these words. Future results may differ materially from management’s current expectations, based upon a number of important factors, including risks and uncertainties such as the impact of economic conditions, recession and inflationary measures, risks associated with operating in international markets and our global sourcing activities, the ability to anticipate consumer preferences and retain the value of our brands, including our ability to execute on our e-commerce and digital strategies, the ability to successfully implement the initiatives under our 2025 growth strategy, the effect of existing and new competition in the marketplace, the effect of seasonal and quarterly fluctuations on our sales or operating results, the risk of cybersecurity threats and privacy or data security breaches, our ability to satisfy our outstanding debt obligations or incur additional indebtedness, the risks associated with climate change and other corporate responsibility issues, the impact of tax and other legislation, the risks associated with potential changes to international trade agreements and the imposition of additional duties on importing our products, our ability to protect against infringement of our trademarks and other proprietary rights, and the impact of pending and potential future legal proceedings, etc. In addition, purchases of shares of the Company’s common stock will be made subject to market conditions and at prevailing market prices. Please refer to the Company’s latest Annual Report on Form 10-K, latest Quarterly Report on Form 10-Q and its other filings with the Securities and Exchange Commission for a complete list of risks and important factors. The Company assumes no obligation to revise or update any such forward-looking statements for any reason, except as required by law.
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